SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2012

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 10, 2012, the Company entered into a Loan and Security Agreement and other ancillary documents (the “Loan Documents”) with Avidbank Corporate Finance, a division of Avidbank (the “Bank”), providing for a secured asset-based revolving line of credit in an amount of up to $3.0 million (the “Line of Credit”). The Company intends to use advances under the Line of Credit towards the financing of growth initiatives like its JumpStart program.

The Loan Documents provide that the aggregate amount of advances under the Line of Credit shall not exceed the lesser of (i) $3.0 million, or (ii) 75% of eligible accounts receivable as defined in the Loan Documents plus 80% of the prior two months transaction processing revenues and networking service fees as defined in the Loan Documents, provided that the amounts advanced on account of such processing revenues and service fees shall not exceed $1,000,000 without the Bank’s prior consent.

The outstanding balance of the amounts advanced under the Line of Credit will bear interest at 2% above the prime rate as published in The Wall Street Journal or 5% whichever is higher. Interest is payable by the Company to the Bank on a monthly basis, provided, that the minimum interest payable by the Company to the Bank with respect to each six month period shall be $20,000.

The Line of Credit and the Company’s obligations under the Loan Documents are secured by substantially all of the Company’s assets, including its intellectual property.

The term of the Line of Credit is one year. At the time of maturity all outstanding advances under the Line of Credit as well as any unpaid interest is due and payable. Prior to maturity of the Line of Credit, the Company may prepay amounts due under the Line of Credit without penalty, and subject to the terms of the Loan Documents, may re-borrow any such amounts.

The Loan Documents contain customary affirmative and negative covenants. The Loan Documents also require the Company to achieve a minimum Adjusted EBITDA, as defined in the Loan Documents, measured on a quarterly basis, and to maintain a balance of $3.0 million of unrestricted cash in accounts with the Bank.

The Loan Documents also contain customary events of default, including, among other things, payment defaults, breaches of covenants, and bankruptcy and insolvency events, subject to grace periods in certain instances. Upon an event of default, the Bank may declare all of the outstanding obligations of the Company under the Line of Credit and Loan Documents to be immediately due and payable, and exercise any other rights provided for under the Loan Documents.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this report is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: July 13, 2012	By:	/s/ Stephen P. Herbert
Stephen P. Herbert,
Chairman and Chief Executive Officer